MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference the 28th day of September, 2005.

BETWEEN: STRIKER ENERGY CORP., a company incorporated pursuant to the laws of the State of Nevada with an office located at Suite 501 Terminal City Club, 837 West St. Vancouver BC V6C 3N6

("Striker")

AND:  GEE-TEN VENTURES INC., a company incorporated pursuant to the laws of the Province of British Columbia and having an office at 620 - 475 Howe Street, Vancouver, British Columbia, V6C 2B1;

(“Gee-Ten")

WHEREAS:

A.  Gee-Ten is the owner of a 100% beneficial right, title and interest in and to the Bald Mountain Claims, a group of mineral claims prospective for gold, which are located in Nye County, Nevada and are more particularly described in Schedule "A" attached hereto;

B.  Gee-Ten wishes to grant to Striker the sole and exclusive right, privilege and option to acquire a 50% registered beneficial right, title and interest in and to the Bald Mountain Claims, subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. GEE-TEN'S REPRESENTATIONS

1.1. Gee-Ten represents and warrants to Striker that:

(a)
it is the beneficial owner of the Bald Mountain Claims and holds the right to explore and develop the Bald Mountain Claims, subject to applicable rules and regulations of the State of Nevada and it is, or will be upon closing of the exercise of the Option granted hereunder, also the registered owner of the Bald Mountain Claims;

to the best of Gee-Ten's knowledge, Gee-Ten holds the Bald Mountain Claims and clear of all liens, charges and claims of others;

(b)	Gee-Ten has a free and unimpeded right of access to the Bald Mountain Claims and has use of the Bald Mountain Claims surface for the purposes described herein;

(c)
the Bald Mountain Claims have, to the best of Gee-Ten's knowledge, been, or will be prior to the closing of the exercise of the Option granted hereunder, duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the State of Utah and are in good standing in the State of Utah as of the date of this Agreement;

(d)	Gee-Ten is duly incorporated under the laws of Nevada and is a valid and subsisting company in good standing under the laws of Nevada;

(e)	Gee-Ten has the right to transfer, convey, option and assign a 50% interest in the Bald Mountain Claims to Striker as contemplated in this Agreement;

(f)
there are no adverse claims or challenges against or to Gee-Ten's interest in the Bald Mountain Claims nor to the knowledge of Gee-Ten is there any basis therefor, and to Gee-Ten's knowledge, there are no outstanding agreements or options to acquire or purchase the Bald Mountain Claims or any portion thereof;

(g)
Gee-Ten has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Gee-Ten is a party or to which it is subject; and

(h)
no proceedings are pending for, and Gee-Ten is unaware of any basis for, the institution of any proceedings which could lead to the placing of Gee-Ten in bankruptcy, or in any position similar to bankruptcy.

1.2.
The representations and warranties of Gee-Ten set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Striker has relied in entering into this Agreement and shall survive the acquisition of any interest in the Bald Mountain Claims by Striker.

1.3.	Gee-Ten will indemnify Striker all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty,

covenant, agreement or condition made by Gee-Ten and contained in this Agreement.

2. STRIKER'S REPRESENTATIONS

2.1.
Striker warrants and represents to Gee-Ten that it is a body corporate, duly incorporated under the laws of the Province of British Columbia with full power and a bsolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

2.2.
Striker will indemnify Gee-Ten from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, covenant, agreement or condition made by Striker and contained in this Agreement.

3. GRANT OF OPTION

3.1.
Gee-Ten hereby gives and grants to Striker the sole and exclusive right and option (the to acquire a 100% undivided “Option” beneficial right, title and interest in and to the Bald Mountain Claims, subject to any net smelter returns royalty which may apply to the Bald Mountain Claims.

4. OPTION PRICE

4.1.
Striker shall exercise the Option, and acquire from Gee-Ten a 50% registered beneficial right, title and interest in and to the Bald Mountain Claims, by making the following payments and exploration expenditures:

(a)	an initial cash payment, of US$5,000;
(b)	making exploration expenditures totaling US$200,000;on the Bald
Mountain Claims including the following minimum expenditures in the first two years of this Agreement;
(c)	making a cash payment of US$10,000 on the second anniversary of this
Agreement;
(d)
making total exploration expenditures of US$500,000 by the end of the third year of this Agreement; and making all necessary
Nevada Bureau of Land Management payments necessary to maintain the Bald Mountain Claims in good standing for the term of this Agreement.

(the payments and expenditures in (d) being, collectively, the Exercise Price" or the “Option Price")

5.  CONDITION PRECEDENT

5.1  This Agreement is subject to its acceptance for filing with the TSX-Venture Exchange.

6.	RIGHT TO ABANDON PROPERTY INTERESTS

6.1.
Should Striker, in its sole discretion, determine that the Bald Mountain Claims no longer warrant exploration, development or production, then Striker may cease all work on the Bald Mountain Claims and, if the Option has not yet been exercised, may cease to make payments under section 4.1 hereof so long as Striker provides Gee-Ten with 90 days notice (the "Abandonment Notice") of its intention to cease all work other than required reclamation work.

6.2  If the Abandonment Notice is given after the exercise of the Option, Gee-Ten may provide Striker with a notice indicating that its wishes to have all rights and title to the Bald Mountain Claims returned to it. Upon receipt of this notice, Striker agrees that it shall undertake all reasonably necessary acts to right and title to the Bald Mountain Claims to Gee-Ten.

7.	TERMINATION OF OPTION

7.1.	Subject to paragraph 7.2, the Option shall terminate if Striker fails to make the required cash payments or exploration expenditures in paragraph 4.1 within the time periods specified therein.

7.2.
If Striker shall be in default of any requirement set forth in paragraph 4.1, Gee-Ten shall give written notice to Striker specifying the default and Striker shall not lose any rights granted under this Agreement, unless within 20 days the giving of notice of default by Gee-Ten, Striker has failed to cure the default by the appropriate performance.

7.3.
If the Option is terminated in accordance with paragraphs 7.1, 7.2 and 7.4 herein, Striker shall have no interest in or to the Bald Mountain Claims, and all expenditures and payments made by Striker to or on behalf of Gee-Ten under this Agreement, shall be non-refundable by Gee-Ten to Striker for which Striker shall have no recourse.

7.4.	The Option, and this Agreement, shall terminate if the Option is not exercised on or before that date which is three (3) years the date of this Agreement.

8. ACQUISITION OF INTERESTS IN THE PROPERTY

8.1.
At such time as Striker has paid the Option Exercise Price, within the time periods specified herein, then the Option shall be deemed to have been exercised by Striker, and Striker shall have thereby, without any further act, acquired an undivided 50% beneficial right, title and interest in and to the Bald Mountain

8.2.
Claims. Upon the exercise of the Option, Gee-Ten shall assign 50% of its rights to the Bald Mountain Claims to Striker and agrees to perform all reasonably necessary acts to register Striker's beneficial right, title and interest in and to 50% of the Bald Mountain Claims with the State of Nevada.

8.3.
The Property shall include, in addition to the Bald Mountain Claims described in Schedule "A" attached hereto, any claims registered by Gee-Ten, its directors, employees, agents and consultants which are contiguous to the Bald Mountain Claims or within a five (5) mile radius of the Bald Mountain Claims and shall further include any claims which are contiguous to the Bald Mountain Claims or within a five (5) mile radius of the Bald Mountain Claims which Gee-Ten or any of its directors, employees, agents and consultants have an interest, including a pecuniary interest.

9.	RIGHT OF ENTRY

9.1.	For so long as the Option continues in full force and effect, Striker, its employees, agents, permitted assigns and independent contractors shall have the sole and exclusive right and option to:

(a)	enter upon the Bald Mountain Claims;

(b)	have exclusive and quiet possession of the Bald Mountain Claims;

(c)	incur expenditures as described in paragraph 4.1;

(d)	bring upon and erect upon the Bald Mountain Claims such mining facilities as Striker may consider advisable; and

(e)	remove the Bald Mountain Claims and sell or otherwise dispose of mineral products.

9.2.
Nothwithstanding paragraph 9.1, Gee-Ten shall have the right to enter upon the Bald Mountain Claims and to review all of Striker's exploration and development work and have access to the Bald Mountain Claims at its own expense.

10.	NET SMELTER RETURNS ROYALTY

10.1.	The parties hereto agree that, should commercial production occur on the Bald Mountain Claims, they will pay any net smelter royalties or State or Federal royalties and taxes which are applicable.

11.	FURTHER ASSURANCES

11.1 The parties hereto agree to do or cause to be done all acts or things reasonably necessary to implement and carry into effect the provisions and intent of this Agreement.

12.	FORCE MAJURE

12.1.
If Striker is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Striker, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, joint venture partner, agent or legal representative of the other party. equal in length to the period of such prevention and delay, and Striker, insofar as is possible, shall promptly give written notice to Gee-Ten of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Gee-Ten as soon as such cause ceases to exist.

13.	ENTIRE AGREEMENT

13.1.
This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

14.	NOTICE

14.1.	Any notice required to be given under this Agreement shall be deemed to be well and given if delivered, or if mailed by registered mail, in the case of Gee-Ten addressed to them as follows:

Gee-Ten Ventures
Suite 620 -475 Howe Street
Vancouver, BC V6C 2B1

and in the case of Striker addressed as follows:

Striker Energy
Suite 501 Terminal City Club, 837 West St.
Vancouver BC V6C 3N6

and any notice given shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

14.2.	Either party hereto may time to time by notice in writing change its address for the purpose of this paragraph.

15.	OPTION ONLY

15.1.
Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Striker to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Striker to do any further acts or make any further payments.

16.	RELATIONSHIP OF PARTIES

16.1.
Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, joint venture partner, agent or legal representative of the other party.

16.2.
The parties agree that, should the Option be exercised, they will forthwith enter into a joint venture agreement the terms of which will be mutually agreeable and in accordance with resource industry standards.

17.	TIME OF ESSENCE

17.1.	Time shall be of the essence of this Agreement.

18.	CURRENCY

18.1.	All funds referred to under the terms of this Agreement shall be funds designated in the currency of the United States of America.

19.	APPLICABLE LAW

19.1.
Except as applies to the mineral claims laws of the State of Nevada, this Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto agree to the courts thereof.

20. ARBITRATION

20.1.
In the event of a dispute between the parties regarding any provision of this Agreement, the parties hereto agree to submit the dispute to binding arbitration under the terms of the Commercial Arbitration Act of the revised statutes of the Province of British Columbia [R.S.B.C. 1996 Chapter 55] or its successor.

21.	ENUREMENT

21.1.	This Agreement shall to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

22.	ASSIGNMENT

22.1.
Striker shall have the right to assign, in whole or in part, its rights under the terms of this Agreement provided that any person to whom it makes an assignment agrees to be bound by the terms of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

GEE-TEN VENTURES     STRIKER ENERGY CORP.

/s/ Lee Balak, Authorized Signor          /s/ Shawn R. Perger, President

SCHEDULE "A"

THE BALD MOUNTAIN CLAIMS

Name of Claim	BLM Serial #
AAA 5-96	NMC-747383
AAA 6-96	NMC-747384
AAA 7-96	NMC-747385
AAA 8-96	NMC-747386
AAA 49-96	NMC-747387
AAA 50-96	NMC-747388
AAA 3-97	NMC-781094
AAA 4-97	NMC-781095
AAA 9-97	NMC-781096
AAA 10-97	NMC-781097
AAA 11-97	NMC-781098
AAA 46-97	NMC-781099
AAA 56-97	NMC-781100
AAA 58-97	NMC-781101
AAA 60-97	NMC-781102
AAA 62-97	NMC-781103
A101	NMC-849901
A102	NMC-849902
A103	NMC-849903
A104	NMC-849904
A105	NMC-849905
A106	NMC-849906
A107	NMC-849907
A108	NMC-849908
A109	NMC-849909
A110	NMC-849910
A111	NMC-849911
A112	NMC-849912
A113	NMC-849913
A114	NMC-849914
A115	NMC-849915
A116	NMC-849916
A117	NMC-849917
A118	NMC-849918
A119	NMC-849919
A120	NMC-849920
A121	NMC-849921
A122	NMC-849922
A123	NMC-849923
A124	NMC-849924
A125	NMC-849925
A126	NMC-849926